SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 28, 2005, XM Satellite Radio Holdings Inc. issued a press release to announce its financial results for the quarter ended June 30, 2005. A copy of the press release is being furnished as exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

Set forth below is XM’s revised guidance for 2005:

Subscription revenue of $500 million for the full year 2005; 2005 EBITDA loss of $395 million – excluding the impact of any de-leveraging activities; and ending subscribers of 6.0 million. Based on these projections, XM confirms it expects to start generating positive net cashflow from operations by the end of 2006.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Press release, dated July 28, 2005, announcing the financial results for the quarter ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: July 28, 2005	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Document

99.1	Press release, dated July 28, 2005, announcing the financial results for the quarter ended June 30, 2005.